Exhibit 23.1 Consent of CPA

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Dohan and Company                         7700 North Kendall Drive, 200
Certified Public Accountants              Miami, Florida     33156-7564
A Professional Association                Telephone      (305) 274-1366
                                          Facsimile      (305) 274-1368
                                          E-mail         info@uscpa.com
                                          Internet        www.uscpa.com

                         CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this SCHEDULE 14C INFORMATION of our report dated November 5, 2001 on the audited financial statements of the Company for the years ended June 30, 2001 and 2000.

                                     /s/ Dohan and Company, P.A., CPA's

January 24, 2002


Member:
Florida Institute of Certified Public Accountants
American Institute of Certified Public  Accountants - Private Companies
                    and SEC Practice Sections
Accounting Group International - Offices in Principal Cities[LOGO]